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                       [Dorsey & Whitney LLP Letterhead]



Medi-Ject Corporation
1840 Berkshire Lane
Minneapolis, Minnesota  55441

     Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

          We have acted as counsel to Medi-Ject Corporation, a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-1 (the "Registration Statement") relating to the sale by the Company of warrants (the "Representatives' Warrants") to purchase 220,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), to be issued to the representatives of the several underwriters and up to 2,750,000 shares (the "Shares") of Common Stock (including 330,000 Shares to be subject to the Underwriter's over-allotment option and 220,000 Shares to be issued upon exercise of the Representatives' Warrants).

          We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We also have assumed that the Shares will be issued and sold as described in the Registration Statement.
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Medi-Ject Corporation
August 12, 1996
Page 2



          Based on the foregoing, we are of the opinion that the Shares to be sold by the Company pursuant to the Registration Statement and the Representatives' Warrants have been duly authorized by all requisite corporate action and, upon issuance, delivery and payment therefor as described in the Registration Statement or in accordance with the terms of the Representatives' Warrants, as appropriate, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

Dated:  August 12, 1996

                                    Very truly yours,

                                    /s/ Dorsey & Whitney LLP

JAH